UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2023

CUE HEALTH INC.

(Exact name of Registrant, as specified in its charter)

Delaware	001-40824	27-1562193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Mailing address:

4980 Carroll Canyon Rd.
Suite 100
San Diego, CA 92121
(Address of principal executive offices)

Registrant’s telephone number, including area code: (858) 412-8151

Former name or address, if changed since last report: Not Applicable.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	HLTH	Nasdaq Global Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 9, 2023, in connection with the launch of an “at the market” offering program, Cue Health Inc. (the “Company”) entered into a sales agreement (the “Sales Agreement”) with Cowen and Company, LLC (the “Sales Agent”). Under the Sales Agreement, the Company may offer and sell its common stock, par value $0.00001 per share (the “Common Stock”), from time to time having an aggregate offering price of up to $50,000,000 (the “Shares”) during the term of the Sales Agreement through the Sales Agent (the “Offering”).

The offering and sale of the Shares will be made pursuant to the Company’s previously filed Registration Statement on Form S-3, as amended (File No. 333-270592), which was declared effective by the Securities and Exchange Commission on August 4, 2023 (the “Registration Statement”). The Company has filed a prospectus supplement relating to the offer and sale of the Shares pursuant to the Sales Agreement.

Under the Sales Agreement, the Company may offer and sell the Shares through the Sales Agent, acting as sales agent, by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended. The Sales Agent has agreed in the Sales Agreement to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares in accordance with the Company’s instructions (including any price, time or size limit or other customary parameters or conditions the Company may impose).

The Company has agreed to pay the Sales Agent a commission not to exceed 3.0% of the gross proceeds from the sales of any of the Shares sold through the Sales Agent and has agreed to provide the Sales Agent with customary indemnification and contribution rights.

Pursuant to the Sales Agreement, the Offering may be terminated upon notice by the Company or the Sales Agent or otherwise by mutual agreement of the parties.

The Company is not obligated to sell, and the Sales Agent is not obligated to buy or sell, any Shares under the Sales Agreement. No assurance can be given that the Company will sell any shares under the Sales Agreement, or, if it does, as to the price or amount of shares that it sells, or the dates when such sales will take place.

The foregoing summary of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 1.1 hereto and incorporated herein by reference. The Sales Agreement contains representations and warranties that each party to such agreement made to, and solely for the benefit of, the other party to such agreement in the context of all of the terms and conditions of the Sales Agreement and in the context of the specific relationship between the parties. The provisions of the Sales Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to the Sales Agreement and are not intended as a document for investors and the public to obtain factual information about the Company’s current state of affairs. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the SEC.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares under the Sales Agreement, nor shall there be any sale of such Shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The legal opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation relating to the Shares being offered pursuant to the Sales Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Sales Agreement, dated August 9, 2023 by and between Cue Health Inc. and Cowen and Company, LLC.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cue Health Inc.

Date: August 9, 2023	By:	/s/ Aasim Javed
	Name:	Aasim Javed
	Title:	Chief Financial Officer